Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Jeff Warren
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-2696

MEDTRONIC REPORTS FOURTH QUARTER AND
FISCAL YEAR 2014 EARNINGS

•	Q4 Revenue of $4.6 Billion Grew 3% at Constant Currency; 2% as Reported

•	Q4 Non-GAAP Diluted EPS of $1.12; GAAP Diluted EPS of $0.44

•	FY14 Revenue of $17.0 Billion Grew 4% at Constant Currency; 3% as Reported

•	FY14 Free Cash Flow of $4.6 Billion; GAAP Cash Flow from Operations of $5.0 Billion

•	Company Sets Initial FY15 Revenue Growth Outlook and EPS Guidance

MINNEAPOLIS - May 20, 2014 - Medtronic, Inc. (NYSE: MDT) today announced financial results for its fourth quarter and fiscal year 2014, which ended April 25, 2014.

The company reported worldwide fourth quarter revenue of $4.566 billion, compared to the $4.459 billion reported in the fourth quarter of fiscal year 2013, an increase of 3 percent on a constant currency basis after adjusting for a $39 million negative foreign currency impact or 2 percent as reported. Including a one-time, non-cash $746 million pre-tax certain litigation charge, primarily related to the company's global patent agreement reached with Edwards Lifesciences Corporation, as well as the company's INFUSE product liability settlement, fourth quarter net earnings as reported were $448 million, or $0.44 per diluted share, both decreasing 54 percent over the same period in the prior year.  After adjusting for this charge and other items detailed in the attached table, fourth quarter net earnings and diluted earnings per share on a non-GAAP basis were $1.135 billion and $1.12, an increase of 1 percent and 2 percent, respectively, over the same period in the prior year.

The company reported fiscal year 2014 revenue of $17.005 billion, an increase of 4 percent on a constant currency basis after adjusting for a $175 million negative foreign currency impact or 3 percent as reported. As reported, fiscal year 2014 net earnings were $3.065 billion or $3.02 per diluted share, a decrease of 12 percent and 10 percent, respectively. As detailed in the attached table, fiscal year 2014 non-GAAP net earnings and diluted earnings per share were $3.868 billion and $3.82, flat and an increase of 2 percent, respectively.

Fourth quarter international revenue of $2.145 billion increased 5 percent on a constant currency basis or 3 percent as reported. International sales accounted for 47 percent of Medtronic’s worldwide revenue in the quarter. Emerging market revenue of $571 million increased 14 percent on a constant currency basis or 10 percent as reported and represents 13 percent of company revenue.

“In our fourth quarter, our overall organization once again delivered balanced growth, with strong performances in some areas more than offsetting challenges in other parts of our business,” said Omar Ishrak, Medtronic chairman and chief executive officer. “We remain focused on delivering consistent and dependable growth across all of our businesses through our three growth vectors: new therapies, emerging markets, and independent services and solutions.”

Cardiac and Vascular Group
The Cardiac and Vascular Group includes the Cardiac Rhythm Disease Management (CRDM), Coronary, Structural Heart, and Endovascular businesses.  The Group had worldwide sales in the quarter of $2.369 billion, representing an increase of 2 percent on a constant currency basis or 1 percent as reported.  Group revenue performance was driven by growth in Structural Heart,

Endovascular, and AF and Other, which included growth from Hospital Solutions and Cardiocom®, partially offset by declines in Coronary and Defibrillation Systems. Group international sales of $1.355 billion increased 3 percent on a constant currency basis or 1 percent as reported.

CRDM revenue of $1.346 billion grew 2 percent on a constant currency basis or 1 percent as reported.  Fourth quarter revenue from Defibrillation Systems was $734 million, a decline of 2 percent on a constant currency basis. In international markets, the business continues to see strong adoption of the Viva™ XT CRT-D, with its AdaptivCRT™ algorithm and Attain® Performa™ quadripolar lead. Late in the fourth quarter, the business started the launch of the world’s only full-body MRI-compatible ICD system, Evera MRI™ in Europe. Pacing revenue of $503 million was flat on a constant currency basis.  The strong global launch of the Reveal LINQ™ contributed to growth in the quarter, which nearly doubled the business’s diagnostics revenue. AF Solutions grew over 20 percent on a constant currency basis, driven by robust global growth of our Arctic Front® CryoAblation System and fourth quarter international launch of PVAC® Gold.

Coronary revenue of $446 million declined 2 percent on a constant currency basis or 4 percent as reported, driven by growth in drug-eluting stents offset by declines in bare-metal stents and renal denervation. Sales of drug-eluting stents increased 2 percent on a constant currency basis, driven by continued broad worldwide share gains of the Resolute® Integrity® drug-eluting stent.

Structural Heart revenue of $337 million grew 9 percent on both a constant currency basis and as reported. Results were driven by growth from the U.S. launch of the self-expanding transcatheter CoreValve® System, a differentiated therapy for severe aortic stenosis patients who are too ill or frail to have their aortic valves replaced through traditional open-heart surgery.

Endovascular revenue of $240 million grew 3 percent on a constant currency basis or 2 percent as reported. Results were driven by solid procedure growth in both abdominal aortic aneurysms and thoracic aortic diseases, with the continued global adoption of the business’s market-leading Endurant® II and Valiant® Captivia® stent grafts. In Peripheral, the IN.PACT® Admiral® and Pacific® drug-coated balloons for the SFA had strong growth in international markets, and the company expects U.S. approval for IN.PACT® Admiral® in early fiscal year 2016.

Restorative Therapies Group
The Restorative Therapies Group includes the Spine, Neuromodulation, and Surgical Technologies businesses. The Group had worldwide sales in the quarter of $1.737 billion, representing an increase of 2 percent on both a constant currency basis and as reported. Group revenue was driven by growth in Surgical Technologies and Neuromodulation, offset by declines in Spine. Group international sales of $600 million increased 8 percent on a constant currency basis or 5 percent as reported.

Spine revenue of $786 million declined 2 percent on a constant currency basis or 3 percent as reported. Core Spine revenue of $662 million was flat on a constant currency basis. Excluding sales of balloon kyphoplasty, Core Spine grew in the low-single digits on a constant currency basis globally. The company estimates the global and U.S. spine markets were relatively flat on a year-over-year basis, a slight deceleration from the low-single digit market growth last quarter. The Core Spine business continues to differentiate itself from the competition through its leading technology and procedural innovation, enhanced by its Surgical SynergySM program of enabling technologies, including imaging, navigation and powered surgical instruments. BMP revenue of $124 million declined 11 percent on a constant currency basis, due to difficult comparisons following the resolution of a supply disruption in the prior year.

Surgical Technologies revenue of $438 million grew 9 percent on a constant currency basis or 8 percent as reported.  Revenue growth was strong and balanced across the business, driven by the StealthStation® S7® surgical navigation systems, NIM® ENT nerve monitoring capital equipment, Midas Rex® power equipment, and continued strong performance from Aquamantys® Transcollation® and PEAK PlasmaBlade® technologies.

Neuromodulation revenue of $513 million increased 4 percent on both a constant currency basis and as reported.  Growth was driven by strong performance from the Activa® deep brain stimulation system, as well as continued adoption of the RestoreSensor® SureScan® MRI spinal cord stimulator.

Diabetes Group
Diabetes revenue of $460 million grew 13 percent on both a constant currency basis and as reported.  Growth in the quarter was driven by strong performance from the ongoing U.S. launch of the MiniMed® 530G with Enlite® CGM sensor, the first and only system that automatically stops insulin delivery if glucose levels fall below a predetermined threshold. Since launching the MiniMed® 530G System, the business estimates it has gained over 5 percentage points of U.S. insulin pump share and over 6 percentage points of U.S. CGM share.

Revenue Outlook and Earnings per Share Guidance
The company today provided its fiscal year 2015 revenue outlook and diluted earnings per share (EPS) guidance. In fiscal year 2015, the company expects full-year revenue growth in the range of 3 to 5 percent on a constant currency basis and diluted EPS in the range of $4.00 to $4.10. Based on current exchange rates, the company indicated this would imply diluted EPS growth in the range of 6 to 9 percent on a constant currency basis.

“As we look ahead to fiscal year 2015, we remain focused on striving to reliably deliver on our baseline expectations,” said Ishrak. “Furthermore, Medtronic intends to play a leading role in the transformations being undertaken in healthcare systems around the world. We are committed to deploying our technology, services, and people into partnerships with physicians, providers, payers, and governments to help them achieve their goals. We are confident that we can play an integral role in helping them drive more value into their systems and ultimately, achieve better patient access and outcomes around the world. There are tremendous opportunities ahead as we transform Medtronic from being primarily a device provider today into the premier global medical technology solutions partner of tomorrow.”

Webcast Information
Medtronic will host a webcast today, May 20, at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts, and news media.  This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.

Financial Schedules
To view the fourth quarter financial schedules, click here or visit www.medtronic.com/newsroom.

About Medtronic
Medtronic, Inc., headquartered in Minneapolis is the global leader in medical technology - alleviating pain, restoring health, and extending life for millions of people around the world.

This press release contains forward-looking statements related to product growth drivers, market position, strategies for growth and leadership, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, the outcome of litigation matters, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward- looking statements.

Earnings per share guidance excludes any unusual charges or gains that might occur during the fiscal year. The guidance provided only reflects information available to Medtronic at this time.

Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis. References to quarterly or annual figures increasing or decreasing are in comparison to the fourth quarter and full fiscal year 2013, respectively.

-end-

MEDTRONIC, INC.
WORLD WIDE REVENUE
(Unaudited)

	FY13	FY13	FY13	FY13	FY13	FY14	FY14	FY14	FY14	FY14
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$1,193	$1,227	$1,171	$1,332	$4,922	$1,193	$1,273	$1,184	$1,346	$4,996
Defibrillation Systems	675	689	654	755	2,773	655	713	655	734	2,757
Pacing Systems	463	480	459	505	1,906	474	477	439	503	1,892
AF & Other	55	58	58	72	243	64	83	90	109	347
CORONARY	$433	$429	$445	$465	$1,773	$435	$427	$436	$446	$1,744
STRUCTURAL HEART	$280	$271	$272	$310	$1,133	$313	$281	$281	$337	$1,212
ENDOVASCULAR	$209	$210	$212	$235	$867	$219	$218	$218	$240	$895
CARDIAC & VASCULAR GROUP	$2,115	$2,137	$2,100	$2,342	$8,695	$2,160	$2,199	$2,119	$2,369	$8,847
SPINE	$786	$782	$753	$811	$3,131	$765	$746	$744	$786	$3,041
Core Spine	645	649	639	671	2,603	641	636	631	662	2,570
BMP	141	133	114	140	528	124	110	113	124	471
NEUROMODULATION	$419	$454	$447	$492	$1,812	$428	$479	$478	$513	$1,898
SURGICAL TECHNOLOGIES	$324	$344	$350	$407	$1,426	$361	$377	$386	$438	$1,562
RESTORATIVE THERAPIES GROUP	$1,529	$1,580	$1,550	$1,710	$6,369	$1,554	$1,602	$1,608	$1,737	$6,501
DIABETES GROUP	$364	$378	$377	$407	$1,526	$369	$393	$436	$460	$1,657
TOTAL	$4,008	$4,095	$4,027	$4,459	$16,590	$4,083	$4,194	$4,163	$4,566	$17,005
ADJUSTMENTS :
CURRENCY IMPACT (1)						$(55)	$(38)	$(41)	$(39)	$(175)
COMPARABLE OPERATIONS (1)	$4,008	$4,095	$4,027	$4,459	$16,590	$4,138	$4,232	$4,204	$4,605	$17,180

(1)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
U.S. REVENUE
(Unaudited)

	FY13	FY13	FY13	FY13	FY13	FY14	FY14	FY14	FY14	FY14
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$623	$645	$595	$653	$2,517	$603	$676	$594	$661	$2,534
Defibrillation Systems	399	411	383	425	1,618	383	427	372	391	1,572
Pacing Systems	196	202	182	193	774	186	200	171	211	768
AF & Other	28	32	30	35	125	34	49	51	59	194
CORONARY	$144	$139	$134	$146	$563	$141	$139	$132	$133	$545
STRUCTURAL HEART	$102	$102	$96	$110	$410	$102	$106	$102	$133	$443
ENDOVASCULAR	$81	$83	$77	$89	$329	$80	$83	$80	$87	$330
CARDIAC & VASCULAR GROUP	$950	$969	$902	$998	$3,819	$926	$1,004	$908	$1,014	$3,852
SPINE	$558	$549	$522	$559	$2,190	$536	$517	$517	$534	$2,103
Core Spine	430	430	422	437	1,722	426	421	419	429	1,694
BMP	128	119	100	122	468	110	96	98	105	409
NEUROMODULATION	$295	$324	$309	$332	$1,259	$293	$337	$329	$342	$1,301
SURGICAL TECHNOLOGIES	$209	$218	$215	$249	$891	$233	$240	$241	$261	$976
RESTORATIVE THERAPIES GROUP	$1,062	$1,091	$1,046	$1,140	$4,340	$1,062	$1,094	$1,087	$1,137	$4,380
DIABETES GROUP	$215	$229	$223	$234	$900	$208	$229	$270	$270	$977
TOTAL	$2,227	$2,289	$2,171	$2,372	$9,059	$2,196	$2,327	$2,265	$2,421	$9,209
ADJUSTMENTS :
CURRENCY IMPACT						$—	$—	$—	$—	$—
COMPARABLE OPERATIONS	$2,227	$2,289	$2,171	$2,372	$9,059	$2,196	$2,327	$2,265	$2,421	$9,209
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
INTERNATIONAL REVENUE
(Unaudited)

	FY13	FY13	FY13	FY13	FY13	FY14	FY14	FY14	FY14	FY14
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$570	$582	$576	$679	$2,405	$590	$597	$590	$685	$2,462
Defibrillation Systems	276	278	271	330	1,155	272	286	283	343	1,185
Pacing Systems	267	278	277	312	1,132	288	277	268	292	1,124
AF & Other	27	26	28	37	118	30	34	39	50	153
CORONARY	$289	$290	$311	$319	$1,210	$294	$288	$304	$313	$1,199
STRUCTURAL HEART	$178	$169	$176	$200	$723	$211	$175	$179	$204	$769
ENDOVASCULAR	$128	$127	$135	$146	$538	$139	$135	$138	$153	$565
CARDIAC & VASCULAR GROUP	$1,165	$1,168	$1,198	$1,344	$4,876	$1,234	$1,195	$1,211	$1,355	$4,995
SPINE	$228	$233	$231	$252	$941	$229	$229	$227	$252	$938
Core Spine	215	219	217	234	881	215	215	212	233	876
BMP	13	14	14	18	60	14	14	15	19	62
NEUROMODULATION	$124	$130	$138	$160	$553	$135	$142	$149	$171	$597
SURGICAL TECHNOLOGIES	$115	$126	$135	$158	$535	$128	$137	$145	$177	$586
RESTORATIVE THERAPIES GROUP	$467	$489	$504	$570	$2,029	$492	$508	$521	$600	$2,121
DIABETES GROUP	$149	$149	$154	$173	$626	$161	$164	$166	$190	$680
TOTAL	$1,781	$1,806	$1,856	$2,087	$7,531	$1,887	$1,867	$1,898	$2,145	$7,796
ADJUSTMENTS :
CURRENCY IMPACT (1)						$(55)	$(38)	$(41)	$(39)	$(175)
COMPARABLE OPERATIONS (1)	$1,781	$1,806	$1,856	$2,087	$7,531	$1,942	$1,905	$1,939	$2,184	$7,971

(1)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Fiscal year ended
	April 25, 2014	April 26, 2013	April 25, 2014	April 26, 2013
	(in millions, except per share data)
Net sales	$4,566	$4,459	$17,005	$16,590

Costs and expenses:
Cost of products sold	1,171	1,134	4,333	4,126
Research and development expense	385	409	1,477	1,557
Selling, general, and administrative expense	1,539	1,475	5,847	5,698
Special charges	—	—	40	—
Restructuring charges, net	75	172	78	172
Certain litigation charges, net	746	—	770	245
Acquisition-related items	13	(5)	117	(49)
Amortization of intangible assets	87	84	349	331
Other expense (income), net	59	(12)	181	108
Interest expense, net	10	48	108	151
Total costs and expenses	4,085	3,305	13,300	12,339

Earnings before income taxes	481	1,154	3,705	4,251

Provision for income taxes	33	185	640	784

Net earnings	$448	$969	$3,065	$3,467

Basic earnings per share	$0.45	$0.96	$3.06	$3.40

Diluted earnings per share	$0.44	$0.95	$3.02	$3.37

Basic weighted average shares outstanding	1,000.0	1,014.2	1,002.1	1,019.3
Diluted weighted average shares outstanding	1,012.2	1,023.0	1,013.6	1,027.5

Cash dividends declared per common share	$0.28	$0.26	$1.12	$1.04

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	April 25, 2014		April 26, 2013		Percentage Change
Net earnings, as reported	$448		$969		(54)%
Restructuring charges, net	58	(a)	147	(e)
Certain litigation charges, net	684	(b)	—
Acquisition-related items	8	(c)	(5)	(f)
Certain tax adjustments	(63)	(d)	—
Impact of authoritative convertible debt guidance on interest expense, net	—		13	(g)
Non-GAAP net earnings	$1,135		$1,124		1%
MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	April 25, 2014		April 26, 2013		Percentage Change
Diluted EPS, as reported	$0.44		$0.95		(54)%
Restructuring charges, net	0.06	(a)	0.14	(e)
Certain litigation charges, net	0.68	(b)	—
Acquisition-related items	0.01	(c)	—	(f)
Certain tax adjustments	(0.06)	(d)	—
Impact of authoritative convertible debt guidance on interest expense, net	—		0.01	(g)
Non-GAAP diluted EPS	$1.12	(1)	$1.10		2%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore, may not sum.

(a)
The $58 million ($0.06 per share) after-tax ($85 million pre-tax) restructuring charges, net is the net impact of a $85 million after-tax ($116 million pre-tax) charge related to the fiscal year 2014 restructuring initiative, partially offset by a $27 million after-tax ($31 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2013 restructuring initiative. The restructuring charge for the fiscal year 2014 initiative consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. Included in the restructuring charge is $6 million after-tax ($10 million pre-tax) expense within cost of products sold related to inventory write-offs of discontinued product lines. The fiscal year 2014 initiative primarily relates to our renal denervation business, certain manufacturing shut-downs, and reduction of back-office support functions in Europe. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company. In addition to disclosing restructuring charges, net that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b)
The $684 million ($0.68 per share) after-tax ($746 million pre-tax) certain litigation charges, net primarily relates to the global patent settlement agreement with Edwards Lifesciences Corporation (Edwards), accounting charges for probable and reasonably estimable INFUSE product liability litigation of $89 million after-tax ($140 million pre-tax) and other litigation. The Edwards settlement represents the resolution of all pending litigation matters and patent office actions between the Company and Edwards, and Medtronic will make a payment of $750 million. As a result, Medtronic recognized a $580 million after-tax ($589 million pre-tax) certain litigation charge (net of existing accrual). In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)
The $8 million ($0.01 per share) after-tax ($13 million pre-tax) acquisition-related items primarily include an IPR&D impairment charge related to a recent acquisition in the Endovascular business. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d)
The $63 million ($0.06 per share) certain tax adjustments represent a tax benefit associated with the resolution of certain issues in the fourth quarter of fiscal year 2014 with the U.S. Internal Revenue Service (IRS). The years under review by the IRS were with respect to fiscal years 2009 through 2011. In addition to disclosing the provision for income taxes that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain tax adjustments. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain tax adjustments when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(e)
The $147 million ($0.14 per share) after-tax ($182 million pre-tax) restructuring charges, net is the net impact of a $154 million after-tax ($192 million pre-tax) charge related to the fourth quarter fiscal year 2013 restructuring initiative, partially offset by a $7 million after-tax ($10 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2012 restructuring initiative. The restructuring charge for the fourth quarter fiscal year 2013 initiative consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. Included in the restructuring charge is $8 million after-tax ($10 million pre-tax) expense within cost of products sold related to inventory write-offs of discontinued product lines and production-related asset impairments. The fiscal year 2013 initiative was designed to scale back infrastructure in slower growing areas of the Company's business, while continuing to invest in businesses, geographies, and products where faster growth is anticipated. The reversal of excess restructuring reserves related to the fiscal year 2012 restructuring initiative was primarily a result of revisions to particular strategies and certain employees identified for elimination finding other positions within the Company. In addition to disclosing restructuring charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with

U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(f)
The $5 million (less than $0.01 per share) after-tax ($5 million pre-tax) acquisition-related items includes net income and charges related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(g)
The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting resulted in an after-tax impact to net earnings of $13 million ($0.01 per share). The pre-tax impact to interest expense, net was $21 million. This convertible debt matured in April 2013. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Fiscal year ended
	April 25, 2014		April 26, 2013		Percentage Change
Net earnings, as reported	$3,065		$3,467		(12)%
Special charges	26	(a)	—
Restructuring charges, net	60	(b)	147	(f)
Certain litigation charges, net	701	(c)	235	(g)
Acquisition-related items	79	(d)	(51)	(h)
Certain tax adjustments	(63)	(e)	—
Impact of authoritative convertible debt guidance on interest expense, net	—		57	(i)
Non-GAAP net earnings	$3,868		$3,855		—%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Fiscal year ended (1)
	April 25, 2014		April 26, 2013		Percentage Change
Diluted EPS, as reported	$3.02		$3.37		(10)%
Special charges	0.03	(a)	—
Restructuring charges, net	0.06	(b)	0.14	(f)
Certain litigation charges, net	0.69	(c)	0.23	(g)
Acquisition-related items	0.08	(d)	(0.05)	(h)
Certain tax adjustments	(0.06)	(e)	—
Impact of authoritative convertible debt guidance on interest expense, net	—		0.06	(i)
Non-GAAP diluted EPS	$3.82		$3.75		2%

(1)	The data in this schedule has been intentionally rounded, and therefore, the first, second, third, and fourth quarter data may not sum to the fiscal year totals.

(a)
The $26 million ($0.03 per share) special charge represents an after-tax charitable cash donation ($40 million pre-tax) made to the Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this special charge. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this special charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b)
The $60 million ($0.06 per share) after-tax ($88 million pre-tax) restructuring charges, net is the net impact of an $85 million after-tax ($116 million pre-tax) charge related to the fiscal year 2014 restructuring initiative, a $15 million after-tax ($18 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2013 restructuring initiative, partially offset by a $40 million after-tax ($46 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2013 restructuring initiative. The restructuring charge for the fiscal year 2014 initiative consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. Included in the restructuring charge is $6 million after-tax ($10 million pre-tax) expense within cost of products sold related to inventory write-offs of discontinued product lines. The fiscal year 2014 initiative primarily relates to our renal denervation business, certain manufacturing shut-downs, and reduction of back-office support functions in Europe. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company. In addition to disclosing restructuring charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)
The $701 million ($0.69 per share) after-tax ($770 million pre-tax) certain litigation charges, net primarily relates to the global patent settlement agreement with Edwards Lifesciences Corporation (Edwards), accounting charges for probable and reasonably estimable INFUSE product liability litigation of $89 million after-tax ($140 million pre-tax), patent and Other Matters litigation, and other litigation. The Edwards settlement represents the resolution of all pending litigation matters and patent office actions between the Company and Edwards, and Medtronic will make a payment of $750 million. As a result, Medtronic recognized a $580 million after-tax ($589 million pre-tax) certain litigation charge (net of existing accrual). In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d)
The $79 million ($0.08 per share) after-tax ($117 million pre-tax) acquisition-related items include a $204 million after-tax ($236 million pre-tax) impairment of long-lived assets related to the Ardian acquisition, $138 million after-tax ($138 million pre-tax) net income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009, and a $9 million after-tax ($14 million pre-tax) IPR&D impairment related to a recent acquisition in the Endovascular business. In the third quarter of fiscal year 2014, the U.S. pivotal trial in renal denervation for treatment-resistant hypertension, Symplicity HTN-3, failed to meet its primary efficacy endpoint. Therefore, we assessed the Ardian IPR&D and long-lived asset group for impairment. As the Company continues to evaluate the long-term strategy for the renal denervation program, the impairment assessments were based upon probability-weighted cash flows of the potential future scenarios. As a result, in the third quarter of fiscal year 2014, the Company recorded impairment charges of $166 million after-tax ($192 million pre-tax) related to IPR&D and $38 million after-tax ($44 million pre-tax) related to other long-lived assets. The Ardian goodwill resides in the Coronary reporting unit. Based upon the results of the annual goodwill impairment review, no goodwill impairment existed. The change in fair value of contingent consideration payments primarily related to adjustments in Ardian contingent consideration, which are based on annual revenue growth through fiscal year 2015. In the first quarter of fiscal year 2014, the Company recorded after-tax net income of $96 million ($96 million pre-tax) related to the change in fair value of contingent consideration payments due to slower commercial ramp in Europe and extended U.S. regulatory process. In the third quarter of fiscal year 2014, the Company recorded after-tax net income of $39 million ($39 million pre-tax) related to the change in fair value of contingent consideration payments based on the results of the trial as there is no projected revenue growth through fiscal year 2015. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(e)
The $63 million ($0.06 per share) certain tax adjustments represents a tax benefit associated with the resolution of certain issues in the fourth quarter of fiscal year 2014 with the U.S. Internal Revenue Service (IRS). The years under review by the IRS were with respect to fiscal years 2009 through 2011. In addition to disclosing the provision for income taxes that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain tax adjustments. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain tax adjustments when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(f)
The $147 million ($0.14 per share) after-tax ($182 million pre-tax) restructuring charges, net is the net impact of a $154 million after-tax ($192 million pre-tax) charge related to the fourth quarter fiscal year 2013 restructuring initiative, partially offset by a $7 million after-tax ($10 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2012 restructuring initiative. The restructuring charge for the fourth quarter fiscal year 2013 initiative consisted of employee termination costs, asset write-downs, contract termination fees, and other related costs. Included in the restructuring charge is $8 million after-tax ($10 million pre-tax) expense within cost of products sold related to inventory write-offs of discontinued product lines and production-related asset impairments. The fiscal year 2013 initiative was designed to scale back infrastructure in slower growing areas of the Company's business, while continuing to invest in businesses, geographies, and products where faster growth is anticipated. The reversal of excess restructuring reserves related to the fiscal year 2012 restructuring initiative was primarily a result of revisions to particular strategies and certain employees identified for elimination finding other positions within the Company. In addition to disclosing restructuring charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(g)
The $235 million ($0.23 per share) after-tax ($245 million pre-tax) certain litigation charges, net relates to an accounting charge for probable and reasonably estimable patent litigation with Edwards, of which $84 million was paid on February 28, 2013. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(h)
The $51 million ($0.05 per share) after-tax ($49 million pre-tax) acquisition-related items includes $72 million after-tax ($72 million pre-tax) net income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009, $13 million after-tax ($13 million pre-tax) of acquisition-related costs from the November 2012 acquisition of China Kanghui Holdings, a $5 million after-tax ($5 million pre-tax) net charge for an adjustment of transaction costs related to the divestiture of the Physio-Control business that occurred in the fourth quarter of fiscal year 2012, and a $3 million after-tax ($5 million pre-tax) IPR&D impairment charge related to a recent acquisition in the Structural Heart business. The change in fair value of contingent consideration payments is primarily related to the change in fair value of Ardian, Inc. contingent consideration payments, which are based on annual revenue growth through fiscal year 2015, due to slower commercial ramp in Europe and extended U.S. regulatory process. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(i)
The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting resulted in an after-tax impact to net earnings of $57 million ($0.06 per share). The pre-tax impact to interest expense, net was $90 million. This convertible debt matured in April 2013. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	April 25,	April 26,	Reported	on Growth (a)		Currency
	2014	2013	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Defibrillation Systems	$734	$755	(3)%	$(7)	(1)%	(2)%
Pacing Systems	503	505	—	(4)	—	—
AF & Other	109	72	51	—	—	51
Cardiac Rhythm Disease Management	1,346	1,332	1	(11)	(1)	2
Coronary	446	465	(4)	(10)	(2)	(2)
Structural Heart	337	310	9	(2)	—	9
Endovascular	240	235	2	(2)	(1)	3
Cardiac & Vascular Group	2,369	2,342	1	(25)	(1)	2
Core Spine	662	671	(1)	(6)	(1)	—
BMP	124	140	(11)	(1)	—	(11)
Spine	786	811	(3)	(7)	(1)	(2)
Neuromodulation	513	492	4	—	—	4
Surgical Technologies	438	407	8	(6)	(1)	9
Restorative Therapies Group	1,737	1,710	2	(13)	—	2
Diabetes Group	460	407	13	(1)	—	13
Total	$4,566	$4,459	2.4%	$(39)	(1)%	3.3%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Fiscal year ended (1)			Currency Impact		Constant
	April 25,	April 26,	Reported	on Growth (a)		Currency
	2014	2013	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Defibrillation Systems	$2,757	$2,773	(1)%	$(23)	(1)%	—%
Pacing Systems	1,892	1,906	(1)	(44)	(3)	2
AF & Other	347	243	43	1	1	42
Cardiac Rhythm Disease Management	4,996	4,922	2	(66)	(1)	3
Coronary	1,744	1,773	(2)	(34)	(2)	—
Structural Heart	1,212	1,133	7	(6)	(1)	8
Endovascular	895	867	3	(12)	(2)	5
Cardiac & Vascular Group	8,847	8,695	2	(118)	(1)	3
Core Spine	2,570	2,603	(1)	(36)	(1)	—
BMP	471	528	(11)	(1)	—	(11)
Spine	3,041	3,131	(3)	(37)	(1)	(2)
Neuromodulation	1,898	1,812	5	(2)	—	5
Surgical Technologies	1,562	1,426	10	(19)	(1)	11
Restorative Therapies Group	6,501	6,369	2	(58)	(1)	3
Diabetes Group	1,657	1,526	9	1	—	9
Total	$17,005	$16,590	2.5%	$(175)	(1)%	3.6%

(1)	The data in this schedule has been intentionally rounded, and therefore, the first, second, third, and fourth quarter data may not sum to the fiscal year totals.

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	April 25,	April 26,	Reported	on Growth (a)		Currency
	2014	2013	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Defibrillation Systems	$343	$330	4%	$(7)	(2)%	6%
Pacing Systems	292	312	(6)	(4)	(1)	(5)
AF & Other	50	37	35	—	—	35
Cardiac Rhythm Disease Management	685	679	1	(11)	(2)	3
Coronary	313	319	(2)	(10)	(3)	1
Structural Heart	204	200	2	(2)	(1)	3
Endovascular	153	146	5	(2)	(1)	6
Cardiac & Vascular Group	1,355	1,344	1	(25)	(2)	3
Core Spine	233	234	—	(6)	(2)	2
BMP	19	18	6	(1)	(5)	11
Spine	252	252	—	(7)	(3)	3
Neuromodulation	171	160	7	—	—	7
Surgical Technologies	177	158	12	(6)	(4)	16
Restorative Therapies Group	600	570	5	(13)	(3)	8
Diabetes Group	190	173	10	(1)	—	10
Total	$2,145	$2,087	3%	$(39)	(2)%	5%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Fiscal year ended (1)			Currency Impact		Constant
	April 25,	April 26,	Reported	on Growth (a)		Currency
	2014	2013	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Defibrillation Systems	$1,185	$1,155	3%	$(23)	(2)%	5%
Pacing Systems	1,124	1,132	(1)	(44)	(4)	3
AF & Other	153	118	30	1	1	29
Cardiac Rhythm Disease Management	2,462	2,405	2	(66)	(3)	5
Coronary	1,199	1,210	(1)	(34)	(3)	2
Structural Heart	769	723	6	(6)	(1)	7
Endovascular	565	538	5	(12)	(2)	7
Cardiac & Vascular Group	4,995	4,876	2	(118)	(3)	5
Core Spine	876	881	(1)	(36)	(5)	4
BMP	62	60	3	(1)	(2)	5
Spine	938	941	—	(37)	(4)	4
Neuromodulation	597	553	8	(2)	—	8
Surgical Technologies	586	535	10	(19)	(3)	13
Restorative Therapies Group	2,121	2,029	5	(58)	(2)	7
Diabetes Group	680	626	9	1	1	8
Total	$7,796	$7,531	4%	$(175)	(2)%	6%

(1)	The data in this schedule has been intentionally rounded, and therefore, the first, second, third, and fourth quarter data may not sum to the fiscal year totals.

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	April 25,	April 26,	Reported	on Growth (a)		Currency
	2014	2013	Growth	Dollar	Percentage	Growth (a)
Emerging Market Revenue (b)	$571	$521	10%	$(25)	(4)%	14%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)
Emerging Market Revenue includes revenues from Asia Pacific (except Australia, Japan, Korea, and New Zealand), Central and Eastern Europe, Greater China, Latin America, the Middle East and Africa, and South Asia.

MEDTRONIC, INC.
RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW
(Unaudited)
(in millions)

Fiscal year ended
April 25,
2014
Net cash provided by operating activities	$4,959
Additions to property, plant, and equipment	(396)
Free cash flow (a)	$4,563

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider free cash flow. In addition, Medtronic management uses free cash flow to evaluate operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. Medtronic calculates free cash flow by subtracting property, plant, and equipment additions from operating cash flows.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 25, 2014	April 26, 2013
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,403	$919
Investments	12,838	10,211
Accounts receivable, less allowances of $115 and $98, respectively	3,811	3,727
Inventories	1,725	1,712
Tax assets	736	539
Prepaid expenses and other current assets	697	744

Total current assets	21,210	17,852

Property, plant, and equipment, net	2,392	2,490
Goodwill	10,593	10,329
Other intangible assets, net	2,286	2,673
Long-term tax assets	300	232
Other assets	1,162	1,324

Total assets	$37,943	$34,900

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$1,613	$910
Accounts payable	742	681
Accrued compensation	1,015	1,011
Accrued income taxes	177	88
Deferred tax liabilities	19	16
Other accrued expenses	2,006	1,244

Total current liabilities	5,572	3,950

Long-term debt	10,315	9,741
Long-term accrued compensation and retirement benefits	662	752
Long-term accrued income taxes	1,330	1,168
Long-term deferred tax liabilities	386	340
Other long-term liabilities	235	278

Total liabilities	18,500	16,229

Commitments and contingencies

Shareholders’ equity:

Preferred stock— par value $1.00; 2.5 million shares authorized, none outstanding	—	—
Common stock— par value $0.10; 1.6 billion shares authorized, 998,999,125 and 1,016,014,005 shares issued and outstanding, respectively	100	102
Retained earnings	19,940	19,061
Accumulated other comprehensive loss	(597)	(492)

Total shareholders’ equity	19,443	18,671

Total liabilities and shareholders’ equity	$37,943	$34,900

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
	2014	2013	2012
(in millions)
Operating Activities:
Net earnings	$3,065	$3,467	$3,617
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	850	819	833
Amortization of debt discount and issuance costs	8	104	85
Gain on sale of Physio-Control	—	—	(218)
Acquisition-related items	110	(74)	45
Provision for doubtful accounts	43	51	66
Deferred income taxes	(207)	(7)	14
Stock-based compensation	145	152	161
Other, net	(28)	—	—
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(70)	1	(252)
Inventories	(39)	93	(185)
Accounts payable and accrued liabilities	(117)	481	300
Other operating assets and liabilities	444	(215)	155
Certain litigation charges, net	770	245	90
Certain litigation payments	(15)	(175)	(241)
Net cash provided by operating activities	4,959	4,942	4,470
Investing Activities:
Acquisitions, net of cash acquired	(385)	(820)	(556)
Proceeds from divestiture of Physio-Control	—	—	386
Additions to property, plant, and equipment	(396)	(457)	(484)
Purchases of investments	(10,895)	(12,321)	(9,704)
Sales and maturities of investments	8,111	10,511	7,717
Other investing activities, net	(29)	(14)	(21)
Net cash used in investing activities	(3,594)	(3,101)	(2,662)
Financing Activities:
Acquisition-related contingent consideration	(1)	(18)	(118)
Change in short-term borrowings, net	127	(720)	165
Repayment of short-term borrowings (maturities greater than 90 days)	(1,301)	(2,700)	(3,275)
Proceeds from short-term borrowings (maturities greater than 90 days)	1,176	2,628	2,525
Issuance of long-term debt	1,994	2,980	1,210
Payments on long-term debt	(565)	(2,214)	(24)
Dividends to shareholders	(1,116)	(1,055)	(1,021)
Issuance of common stock	1,307	267	96
Repurchase of common stock	(2,553)	(1,247)	(1,440)
Other financing activities	14	(22)	—
Net cash used in financing activities	(918)	(2,101)	(1,882)
Effect of exchange rate changes on cash and cash equivalents	37	7	(71)
Net change in cash and cash equivalents	484	(253)	(145)
Cash and cash equivalents at beginning of period	919	1,172	1,317
Cash and cash equivalents at end of period	$1,403	$919	$1,172
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$521	$537	$454
Interest	394	333	312